77B Report of Independent Registered Public Accounting Firm


To the Trustees and Shareholders of Columbia Funds Series Trust

In planning and performing our audit of the financial statements of Columbia Convertible Securities Fund, Columbia Large Cap Value Fund, Columbia Mid Cap Value Fund, Columbia Small Cap Value Fund II, Columbia Marsico 21st Century Fund, Columbia Marsico International Opportunities Fund, Columbia Multi-Advisor International Equity Fund, Columbia Global Value Fund, Columbia Large Cap Index Fund, Columbia Large Cap Enhanced Core Fund, Columbia Small Cap Index Fund, Columbia Mid Cap Index Fund, Columbia International Value Fund, Columbia Small Cap Growth Fund II, Columbia Large Cap Core Fund, Columbia Marsico Growth Fund and Columbia Marsico Focused Equities Fund
(the "Funds") as of and for the period ended February 29, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of February 29, 2008.


This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 25, 2008


77C Matters submitted to a vote of security holders
Columbia Marsico 21st Century Fund

On October 22, 2007, a Special Meeting of Shareholders of Columbia Marsico 21st Century Fund (the "Meeting") was held to consider the following proposal listed on the Fund's Proxy Statement for the Meeting. The Meeting was adjourned to November 13, 2007, November 21, 2007, November 30, 2007 and December 10, 2007 in order to provide shareholders additional time to vote their shares. The votes cast on December 10, 2007 were as follows:

PROPOSAL:

       To approve a new investment sub-advisory agreement among Marsico Capital Management, LLC, Columbia Management Advisors, LLC and Columbia Funds Series Trust on behalf of Columbia Marsico 21st Century Fund.

      For                Against                Abstain              Non-Votes

 203,749,049.601       5,529,907.557         11,460,396.811              --


The number of votes necessary to conduct the Meeting was obtained, and the new investment sub-advisory agreement among Marsico Capital Management, LLC, Columbia Management Advisors, LLC and Columbia Funds Series Trust on behalf of Columbia Marsico 21st Century Fund was approved.


Columbia Marsico International Opportunities Fund

On October 22, 2007, a Special Meeting of Shareholders of Columbia Marsico International Opportunities Fund (the "Meeting") was held to consider the following proposal listed on the Fund's Proxy Statement for the Meeting. The votes cast were as follows:

PROPOSAL:

       To approve a new investment sub-advisory agreement among Marsico Capital Management, LLC, Columbia Management Advisors, LLC and Columbia Funds Series Trust on behalf of Columbia Marsico International Opportunities Fund.

        For                 Against              Abstain             Non-Votes

    132,732,102.102        227,751.325          390,611.093             --


The number of votes necessary to conduct the Meeting was obtained, and the new investment sub-advisory agreement among Marsico Capital Management, LLC, Columbia Management Advisors, LLC and Columbia Funds Series Trust on behalf of Columbia Marsico International Opportunities Fund was approved.


Columbia Multi-Advisor International Equity Fund

On October 22, 2007, a Special Meeting of Shareholders of Columbia Multi-Advisor International Equity Fund (the "Meeting") was held to consider the following proposal listed on the Fund's Proxy Statement for the Meeting. The votes cast were as follows:

PROPOSAL:

       To approve a new investment sub-advisory agreement among Marsico Capital Management, LLC, Columbia Management Advisors, LLC and Columbia Funds Series Trust on behalf of Columbia Multi-Advisor International Equity Fund.

      For                 Against              Abstain               Non-Votes

  134,967,353.333       14,540.385          26,319.378                  --


The number of votes necessary to conduct the Meeting was obtained, and the new investment sub-advisory agreement among Marsico Capital Management, LLC, Columbia Management Advisors, LLC and Columbia Funds Series Trust on behalf of Columbia Multi-Advisor International Equity Fund was approved.

77C Matters submitted to a vote of security holders
Columbia Marsico Growth Fund

Shareholder Meeting Results

Also on October 22, 2007, a Special Meeting of Shareholders of Columbia Marsico Growth Fund (the "Meeting") was held to consider the following proposal listed on the Fund's Proxy Statement for the Meeting. The Meeting was adjourned to November 13, 2007 in order to provide shareholders additional time to vote their shares. The votes cast on November 13, 2007 were as follows:

PROPOSAL:

       To approve a new investment sub-advisory agreement among Marsico Capital Management, LLC, Columbia Management Advisors, LLC and Columbia Funds Master Investment Trust, LLC on behalf of Columbia Marsico Growth Master Portfolio.

       For                   Against                Abstain           Non-Votes

  144,091,681.140          1,913,733.492          3,348,509.356           --


The number of votes necessary to conduct the Meeting was obtained, and the new investment sub-advisory agreement among Marsico Capital Management, LLC, Columbia Management Advisors, LLC and Columbia Funds Master Investment Trust, LLC on behalf of Columbia Marsico Growth Master Portfolio was approved.


Columbia Marsico Focused Equities Fund

Shareholder Meeting Results

Also on October 22, 2007, a Special Meeting of Shareholders of Columbia Marsico Focused Equities Fund (the "Meeting") was held to consider the following proposal listed on the Fund's Proxy Statement for the Meeting. The Meeting was adjourned to November 13, 2007, November 21, 2007 and November 30, 2007 in order to provide shareholders additional time to vote their shares. The votes cast on November 30, 2007 were as follows:

PROPOSAL:

       To approve a new investment sub-advisory agreement among Marsico Capital Management, LLC, Columbia Management Advisors, LLC and Columbia Funds Master Investment Trust, LLC on behalf of Columbia Marsico Focused Equities Master Portfolio and a new investment sub-advisory agreement among Marsico Capital Management, LLC, Columbia Management Advisors, LLC and Columbia Funds Series Trust on behalf of Columbia Marsico Focused Equities Fund(1).

       For                 Against                Abstain             Non-Votes

  99,733,273.189         1,610,948.031          3,621,846.970            --


The number of votes necessary to conduct the Meeting was obtained, and the new investment sub-advisory agreement among Marsico Capital Management, LLC, Columbia Management Advisors, LLC and Columbia Funds Master Investment Trust, LLC on behalf of Columbia Marsico Focused Equities Master Portfolio and the new investment sub-advisory agreement among Marsico Capital Management, LLC, Columbia Management Advisors, LLC and Columbia Funds Series Trust on behalf of Columbia Marsico Focused Equities Fund were approved.

(proxy statement hereby incorporated by reference to Accession Number 0001193125-07-194157)

Item 77D. Policies with respect to security investments.
Columbia Marsico International Opportunities Fund:
On November 13, 2007, a Type 497, accession Number 0001193125-07-244684, supplement to the registration statement of Columbia Marsico International Opportunities Fund was filed with the SEC. It is hereby incorporated by reference as part of the response to Sub-Item 77D on Form N-SAR. This supplement disclosed certain material changes that were made to Columbia Marsico International Opportunities Funds policies with respect to security investments.


77E Legal Proceedings

On February 9, 2005, Banc of America Capital Management, LLC ("BACAP," now known as Columbia Management Advisors, LLC) and BACAP Distributors, LLC ("BACAP Distributors," now known as Columbia Management Distributors, Inc.) entered into an Assurance of Discontinuance with the New York Attorney General (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the U.S. Securities and Exchange Commission (the "SEC") (the "SEC Order") on matters relating to mutual fund trading. A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005 and a copy of the SEC Order is available on the SEC's website.

Under the terms of the SEC Order, BACAP, BACAP Distributors, and their affiliate, Banc of America Securities, LLC ("BAS") agreed, among other things,
(1) to pay $250 million in disgorgement and $125 million in civil money penalties; (2) to cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; (3) to undertake various remedial measures to ensure compliance with the federal securities laws related to certain mutual fund trading practices; and (4) to retain an independent consultant to review their applicable supervisory, compliance, control and other policies and procedures. The NYAG Settlement also requires, among other things, BACAP and BACAP Distributors, along with Columbia Management Advisors, Inc. (now merged into Columbia Management Advisors, LLC) and Columbia Funds Distributors, Inc. (now merged into Columbia Management Distributors, Inc.), the investment advisor to and distributor of the funds then known as the Columbia Funds, respectively, to reduce the management fees of Columbia Funds, including the Nations Funds that are now known as Columbia Funds, and other mutual funds, collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions. Consistent with the terms of the settlements, the Boards of the Nations Funds now known as Columbia Funds have an independent Chairman, are comprised of at least 75% independent trustees and have engaged an independent consultant with a wide range of compliance and oversight responsibilities.

Pursuant to the procedures set forth in the SEC Order, the $375 million in settlement amounts described above, of which approximately $90 million has been earmarked for seventeen of the Nations Funds that are now known as Columbia Funds and their shareholders, will be distributed in accordance with a distribution plan developed by an independent distribution consultant and approved by the SEC on December 27, 2007.

Civil Litigation

In connection with the events that resulted in the NYAG Settlement and SEC Order, various parties filed suits against Bank of America Corporation and certain of its affiliates, including BACAP and BACAP Distributors (collectively "BAC"), Nations Funds Trust (now known as Columbia Funds Series Trust) and its Board of Trustees. On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the
"MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Nations Funds Trust, the Trustees, BAC and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Nations Funds Trust against BAC and others that asserts claims under federal securities laws and state common law. Nations Funds Trust is a nominal defendant in this action.

On February 25, 2005, BAC and other defendants filed motions to dismiss the claims in the pending cases.

On December 15, 2005, BAC and others entered into a Stipulation of Settlement of the direct and derivative claims brought on behalf of the Nations Funds shareholders. The settlement is subject to court approval. If the settlement is approved, BAC would pay settlement administration costs and fees to plaintiffs' counsel as approved by the court. The stipulation has not yet been presented to the court for approval.

Separately, a putative class action - Mehta v AIG SunAmerica Life Assurance Company - involving the pricing of mutual funds was filed in Illinois State Court, subsequently removed to federal court and then transferred to the United States District Court for the District of Maryland for coordinated or consolidated handling in the MDL. AIG SunAmerica Life Assurance Company has made demand upon Nations Separate Account Trust (as successor to Nations Annuity Trust and now known as Columbia Funds Variable Insurance Trust I) and BACAP (as successor to Banc of America Advisors, Inc. and now known as Columbia Management Advisors, LLC) for indemnification pursuant to the terms of a Fund Participation Agreement. On June 1, 2006, the court granted a motion to dismiss this case because it was preempted by the Securities Litigation Uniform Standards Act. That dismissal has been appealed to the United States Court of Appeals for the Fourth Circuit.

Separately, a putative class action (Reinke v. Bank of America, N.A., et al.) was filed against Nations Funds Trust (now known as Columbia Funds Series Trust) and others on December 16, 2004, in the United States District Court for the Eastern District of Missouri relating to the conversion of common trust funds and the investment of assets held in fiduciary accounts in the Funds. The Court granted Nations Funds Trust's motion to dismiss this action on December 16, 2005. No appeal was filed. On December 28, 2005, the same plaintiff's attorneys filed another putative class action asserting the same claims (Siepel v. Bank of America, N.A., et al.) against Columbia Funds Series Trust (as successor to Nations Funds Trust) and others in the United States District Court for the Eastern District of Missouri. The Court granted Columbia Funds Series Trust's motion to dismiss this action on December 27, 2006. The plaintiffs have appealed the decision dismissing this action to the United States Court of Appeals for the Eighth Circuit. That appeal is pending. On February 22, 2006, another putative class action asserting the same claims (Luleff v. Bank of America, N.A. et al.) was filed in the United States District Court for the Southern District of New York against Columbia Funds Series Trust, William Carmichael and others. The plaintiffs voluntarily dismissed this case against Columbia Funds Series Trust and William Carmichael on October 25, 2006. Bank of America, N.A. and Bank of America Corporation are still defendants in the case, pending a ruling on their motion to dismiss.



N-SAR Item 77H: Changes in Control of Registrant


Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia Global Value Fund

As of August 31, 2007
Name of Person                   Ownership % of Series
BoA Private Bank                 26.00%



As of February 29, 2008
Name of Person                   Ownership % of Series



Changes in Control Persons
                                        Date/Description of
                                        Transaction(s) Became
                                        a, or Ceased to be,
Name of Person   Ownership % of Series  Control Person



N-SAR Item 77H: Changes in Control of Registrant


Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia Small Cap Value Fund II

As of August 31, 2007
Name of Person                   Ownership % of Series
BoA Private Bank                 25.49%



As of February 29, 2008
Name of Person                   Ownership % of Series



Changes in Control Persons
                                        Date/Description of
                                        Transaction(s) Became
                                        a, or Ceased to be,
Name of Person   Ownership % of Series  Control Person



77I. Terms of new or amended securities.
Columbia High Income Fund, Columbia Large Cap Core Fund, Columbia Marsico Focused Equities Fund and Columbia Small Cap Growth Fund II (the "Former Feeder Funds") At a meeting of the Board of Trustees of Columbia Funds Series Trust (the "Board") held in June 2007, the Board voted to take various actions to convert each Former Feeder Fund into a stand-alone fund, investing directly in individual portfolio securities rather than in a master portfolio, which took place on February 28, 2008 (the "Conversions"). These actions did not result in any changes in the investment objective or principal investment strategies of, or total fees charged to, each Former Feeder Fund. Nor did they result in a change in the principal risks of investing in each Former Feeder Fund, except that the risks of investing in a master-feeder structure no longer apply. There were no transaction or other costs charged to Fund shareholders and no federal income tax consequences as a result of these actions. Fund shareholder approval is not required to implement these actions and, therefore, was not requested. Columbia High Income Master Portfolio, Columbia Large Cap Core Master Portfolio, Columbia Marsico Focused Equities Master Portfolio and Columbia Small Cap Growth Master Portfolio (the "Terminated Master Portfolios") At meetings of the Boards of Trustees of Columbia Funds Series Trust and Columbia Funds Master Investment Trust, LLC (the "Boards") held in June 2007, the Boards voted to take various actions to convert each of Columbia High Income Fund, Columbia Large Cap Core Fund, Columbia Marsico Focused Equities Fund and Columbia Small Cap Growth Fund II (collectively, the "Former Feeder Funds") into a stand-alone fund, investing directly in individual portfolio securities rather than in Columbia High Income Master Portfolio, Columbia Large Cap Core Master Portfolio, Columbia Marsico Focused Equities Master Portfolio and Columbia Small Cap Growth Master Portfolio, respectively, which took place on February 28, 2008 (the "Conversions"). These actions did not result in any changes in the investment objective or principal investment strategies of, or total fees charged to, each Former Feeder Fund. Nor did they result in a change in the principal risks of investing in each Former Feeder Fund, except that the risks of investing in a master-feeder structure no longer apply. There were no transaction or other costs charged to Fund shareholders and no federal income tax consequences as a result of these actions. Fund shareholder approval is not required to implement these actions and, therefore, was not requested. The Conversions resulted in the termination of the following series of Columbia Funds Master Investment Trust, LLC on February 28, 2008: Columbia High Income Master Portfolio,
Columbia Large Cap Core Master Portfolio, Columbia Marsico Focused Equities Master Portfolio and Columbia Small Cap Growth Master Portfolio.


77Q1 Exhibits

Investment Sub-Advisory Agreements hereby incorporated by reference to Accession Number 0001193125-08-031690)


Exhibit 77Q1(e)
INVESTMENT ADVISORY AGREEMENT
COLUMBIA FUNDS SERIES TRUST

     THIS AGREEMENT is made as of September 30, 2005, by and between COLUMBIA FUNDS SERIES TRUST, a Delaware statutory trust (the "Trust"), and COLUMBIA MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (the "Adviser"), on behalf of those series of the Trust now or hereafter identified on
Schedule I (each, a "Fund" and collectively, the "Funds").

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

     WHEREAS, the Trust desires that the Adviser manage the investment operations of the Funds and the Adviser desires to manage said operations; and

     WHEREAS, the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not "interested persons" (as defined herein) of any party to this Agreement, have approved this arrangement;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1.	Appointment of Adviser.  The Trust hereby appoints
the Adviser and the Adviser hereby agrees to manage the investment operations of each Fund subject to the terms of this Agreement and subject to the supervision of the Board. The Trust and the Adviser contemplate that certain duties of the Adviser under this Agreement may be delegated to one or more investment sub-adviser(s) (the "Sub-Adviser(s)") pursuant to separate investment sub-advisory agreement(s) (the "Sub-Advisory Agreement(s)"). The Adviser may, in its discretion, provide services under this Agreement through its own employees or through one or more affiliated companies that are qualified to act as investment advisers under applicable law and are under common control of Bank of America Corporation.

      2.	Services of Adviser.  The Adviser shall perform, or
arrange for the performance of, the management services necessary for the investment operations of each Fund, including but not limited to:

(a)	Managing the investment and reinvestment of all assets, now or hereafter acquired by each Fund, including determining what securities and other investments are to be purchased or sold for each Fund and executing transactions accordingly;

(b)	Transmitting trades to each Fund's custodian for settlement
in accordance with each Fund's procedures and as may be directed by the Trust;

(c)	Assisting in the preparation of all shareholder communications, including shareholder reports, and participating in shareholder relations;

(d)	Making recommendations as to the manner in which voting rights, rights to consent to Fund action and any other rights pertaining to each Fund's portfolio securities shall be exercised;

(e)	Making recommendations to the Board with respect to Fund
investment policies and procedures, and carrying out such investment policies and procedures as are adopted by the Board;

(f)	Supplying reports, evaluations, analyses, statistical data and information to the Board or to the Funds' officers and other service providers as the Board may reasonably request from time to time or as may be necessary or appropriate for the operation of the Trust as an open-end investment company or as necessary to comply with Section 3(a) of this Agreement;

(g)	Maintaining all required books and records with respect to
the investment decisions and securities transactions for each Fund;

(h)	Furnishing any and all other services, subject to review by
the Board, that the Adviser from time to time determines to be necessary or useful to perform its obligations under this Agreement or as the Board may reasonably request from time to time.

      3.	Responsibilities of Adviser.  In carrying out its
obligations under this Agreement, the Adviser agrees that it will:

(a)	Comply with all applicable law, including but not limited to the 1940 Act and the Advisers Act, the rules and regulations of the Commission thereunder, and the conditions of any order affecting the Trust or a Fund issued thereunder;

(b)	Use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

(c)	Not make loans to any person for the purpose of purchasing
or carrying Fund shares;

(d)	Place, or arrange for the placement of, all orders pursuant
to its investment determinations for the Funds either directly with the issuer or with any broker or dealer (including any affiliated broker or dealer). In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider whether such broker or dealer furnishes research and other information or services to the Adviser;

(e)	Adhere to the investment objective, strategies and policies and procedures of the Trust adopted on behalf of each Fund; and

(f)	Maintain a policy and practice of conducting its investment
advisory services hereunder independently of the commercial banking operations of its affiliates. In making investment recommendations for a Fund, the Adviser's investment advisory personnel will not inquire or take into consideration whether the issuers (or related supporting institutions) of securities proposed for purchase or sale for the Fund's account are customers of the commercial departments of its affiliates. In dealing with commercial customers, such commercial departments will not inquire or take into consideration whether securities of those customers are held by the Fund.

      4.	Confidentiality of Information.  Each party agrees that
it will treat confidentially all information provided by the other party regarding such other party's business and operations, including without limitation the investment activities or holdings of a Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

      5.	Delegation of Duties.   Subject to the approval of
the Board and, if required, the shareholders of the Funds, the Adviser may delegate to one or more Sub-Adviser(s) any or all of its duties hereunder, provided that the Adviser shall continue to supervise and monitor the performance of the duties delegated to the Sub-Adviser(s) and any such delegation shall not relieve the Adviser of its duties
and obligations under this Agreement.   The Adviser shall be solely
responsible for compensating the Sub-Adviser(s) for performing any of the duties delegated to them. The Adviser may request that the Trust pay directly to the Sub-Adviser(s) the portion of the Adviser's compensation that the Adviser is obligated to pay to the Sub-Adviser(s). If the Trust agrees to such request, it will pay such portion to the Sub-Adviser(s) on behalf of the Adviser, thereby reducing the compensation paid to the Adviser by the amount paid directly to the Sub-Adviser(s). However, such an arrangement will not relieve the Adviser of its responsibility for compensating the Sub-Adviser(s). In the event that any Sub-Adviser appointed hereunder is terminated, the Adviser may provide investment advisory services pursuant to this Agreement through its own employees or through one or more affiliated companies that are qualified to act as investment advisers under applicable law and are under common control of Bank of America Corporation or through other Sub-Adviser(s) as approved by the Trust in accordance with applicable law.

      6.	Services Not Exclusive.  The services furnished by
the Adviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its provision of services under this Agreement is not impaired thereby.
To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Adviser to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund. Nothing in this Agreement shall limit or restrict the right of any of the Adviser's partners, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

      7.	Delivery of Documents.  The Trust has furnished
the Adviser with copies, properly certified or authenticated, of each of the following:

(a)	the Trust's Certificate of Trust, as filed with the
Secretary of State of Delaware, and Declaration of Trust (such Declaration of Trust, as presently in effect and as from time to time amended, is herein called the "Declaration of Trust");

(b)	the most recent prospectus(es) and statement(s) of
additional information relating to each Fund (such prospectus(es) together with the related statement(s) of additional information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus"); and

(c)	any and all applicable policies and procedures approved
by the Board.

      The Trust will promptly furnish the Adviser with copies of any and all amendments of or additions or supplements to the foregoing.

      8.	Books and Records.  In compliance with the requirements
 of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records that it maintains for each Fund under this Agreement are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      9.	Expenses of the Funds.  Except to the extent expressly
assumed by the Adviser and except to any extent required by law to be paid or reimbursed by the Adviser, the Adviser shall have no duty to pay any ordinary operating expenses incurred in the organization and operation of the Funds. Ordinary operating expenses include, but are not limited to, brokerage commissions and other transaction charges, taxes, legal, auditing, printing, or governmental fees, other service providers' fees and expenses, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders and interest payments and other fees or charges associated with any credit facilities established by or on behalf of the Funds.

      10.	Compensation.  Except as otherwise provided herein,
for the services provided to each Fund and the expenses assumed pursuant to this Agreement, the Trust will pay the Adviser and the Adviser will accept as full compensation therefor a fee determined in accordance with Schedule I attached hereto; provided, however, that the compensation paid to the Adviser shall be reduced by any amount paid by the Trust directly to the Sub-Advisor(s) pursuant to Section 5 of this Agreement. In addition, the Adviser or its affiliated persons may receive compensation or reimbursement of recordkeeping, bookkeeping, accounting, administrative and transactional fees or charges incurred in connection with any credit facilities established by or on behalf of the Funds. The fees or charges attributable to each Fund shall be a separate charge to such Fund and shall be the several (and not joint or joint and several) obligation of each such Fund. The Trust and the Adviser may, from time to time, agree to reduce, limit or waive the amounts payable hereunder with respect to one or more Funds for such period or periods they deem advisable.

      11.	Liability of Adviser.  The Adviser shall not be
liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its duties under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Adviser or any of its officers, directors, employees or agents, in the performance of their duties under this Agreement, or from reckless disregard by it of obligations and duties under this Agreement.

      12.	Term and Approval.  This Agreement will become
effective as of the date set forth herein above, and shall continue in effect until the second anniversary of its effective date. This Agreement will become effective with respect to each additional Fund as of the date set forth on Schedule I when each such Fund is added thereto. The Agreement shall continue in effect for a Fund after the second anniversary of the effective date for successive annual periods ending on each anniversary of such date, provided that the continuation of the Agreement is specifically approved for the Fund at least annually:

(a)	(i)	by the Board or (ii) by the vote of "a majority
of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act); and

(b)	by the affirmative vote of a majority of the Trustees of
the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

      13.	Termination.  This Agreement may be terminated
without payment of any penalty at any time by:

(a)	the Trust with respect to a Fund, by vote of the Board
or by vote of a majority of a Fund's outstanding voting securities, upon sixty (60) days' written notice to the Adviser; or

(b)	the Adviser with respect to a Fund, upon sixty (60) days'
written notice to the Trust.

      Any party entitled to notice may waive the notice provided for herein. This Agreement shall automatically terminate in the event of its assignment, unless an order is issued by the Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms of such order. For the purposes of this paragraph, the definitions contained in Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act shall apply.

      14.	Amendment of this Agreement.  No provision of this
Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      15.	Notices.  Any notices under this Agreement shall be
in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of the Trust shall be One Financial Center, Boston, Massachusetts, 02111-2621, Attention:
Secretary, and that of the Adviser shall be One Financial Center, Boston, Massachusetts, 02111-2621, Attention: President.

      16.	Release.  The names "Columbia Funds Series Trust"
and "Trustees of Columbia Funds Series Trust" refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.

      17.	Miscellaneous.   This Agreement contains the entire
understanding of the parties hereto. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      18.	Governing Law.  This Agreement shall be governed
by, and construed in accordance with, Delaware law and the federal securities laws, including the 1940 Act and the Advisers Act.

      19.	Counterparts.  This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original.


	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

	COLUMBIA FUNDS SERIES TRUST
	on behalf of the Funds

	By:  /s/ Christopher L. Wilson
	Christopher L. Wilson
	President

	COLUMBIA MANAGEMENT ADVISORS, LLC

	By:  /s/ Roger Sayler
	Roger Sayler
	Executive Vice President


SCHEDULE I

      The Trust shall pay the Adviser, as full compensation for services provided and expenses assumed hereunder, an advisory fee for each Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Fund:


Fund                                      Rate of             Effective
                                        Compensation             Date


Columbia Asset Allocation Fund II         0.60%               06/08/01
                                                              amended rate
                                                              01/01/04

Columbia California Intermediate Municipal Bond Fund
	0.40% up to $500 million                              08/14/02
	0.35% in excess of $500 million and up to $1 billion amended rate 0.32% in excess of $1 billion and up to $1.5 billion 12/01/04 0.29% in excess of $1.5 billion and up to $3 billion
	0.28% in excess of $3 billion and up to $6 billion
	0.27% in excess of $6 billion

Columbia Convertible Securities Fund
	0.65% up to $500 million                              05/10/02
	0.60% in excess of $500 million and up to $1 billion amended rate 0.55% in excess of $1 billion and up to $1.5 billion 12/01/04 0.50% in excess of $1.5 billion

Columbia Georgia Intermediate Municipal Bond Fund
	0.40% up to $500 million                              05/10/02
	0.35% in excess of $500 million and up to $1 billion amended rate 0.32% in excess of $1 billion and up to $1.5 billion 12/01/04 0.29% in excess of $1.5 billion and up to $3 billion
	0.28% in excess of $3 billion and up to $6 billion
	0.27% in excess of $6 billion

Columbia Global Value Fund                                    04/09/01
	0.90% up to $500 million                              amended rate
	0.85% in excess of $500 million and up to $1 billion 12/01/04 0.80% in excess of $1 billion and up to $1.5 billion
	0.75% in excess of $1.5 billion and up to $3 billion
	0.73% in excess of $3 billion and up to $6 billion
	0.71% in excess of $6 billion

Columbia High Income Fund
	0.55% up to $500 million                              2/28/08 1
	0.52% in excess of $500 million and up to $1 billion
	0.49% in excess of $1 billion and up to $1.5 billion
	0.46% in excess of $1.5 billion

Columbia Large Cap Core Fund
	0.60% up to $500 million                              2/28/08 2
	0.55% in excess of $500 million and up to $1 billion
	0.50% in excess of $1 billion and up to $1.5 billion
	0.45% in excess of $1.5 billion and up to $3 billion
	0.43% in excess of $3 billion and up to $6 billion
	0.41% in excess of $6 billion

Columbia Large Cap Enhanced Core Fund
	0.35% up to $500 million                              05/10/02
	0.30% in excess of $500 million and up to $1 billion amended rate 0.25% in excess of $1 billion and up to $1.5 billion 12/01/04 0.20% in excess of $1.5 billion and up to $3 billion
	0.18% in excess of $3 billion and up to $6 billion
	0.16% in excess of $6 billion

Columbia Large Cap Index Fund        0.10%                    05/10/02
                                                              amended rate
                                                              11/01/03
Columbia Large Cap Value Fund
	0.60% up to $500 million                              05/17/02
	0.55% in excess of $500 million and up to $1 billion amended rate 0.43% in excess of $1 billion and up to $1.5 billion 07/01/07 0.43% in excess of $1.5 billion and up to $3 billion
	0.43% in excess of $3 billion and up to $6 billion
	0.41% in excess of $6 billion

Columbia LifeGoal Balanced Growth Portfolio      0.25%        06/08/01

Columbia LifeGoal Growth Portfolio               0.25%        06/08/01

Columbia LifeGoal Income and Growth Portfolio    0.25%        06/08/01

Columbia LifeGoal Income Portfolio
	0.00% for assets invested in other Underlying Funds   09/02/03
        and 0.50% for all other assets

Columbia Marsico Focused Equities Fund
	0.75% up to $500 million                              02/28/08 3
	0.70% in excess of $500 million and up to $1 billion
	0.65% in excess of $1 billion and up to $1.5 billion
	0.60% in excess of $1.5 billion and up to $3 billion
	0.58% in excess of $3 billion and up to $6 billion
	0.56% in excess of $6 billion

Columbia Marsico 21st Century Fund
	0.75% up to $500 million                              04/07/00
	0.70% in excess of $500 million and up to $1 billion amended rate 0.65% in excess of $1 billion and up to $1.5 billion 12/01/04 0.60% in excess of $1.5 billion and up to $3 billion
	0.58% in excess of $3 billion and up to $6 billion
	0.56% in excess of $6 billion

Columbia Marsico International Opportunities Fund   0.80%     08/01/00

Columbia Maryland Intermediate Municipal Bond Fund
	0.40% up to $500 million                              05/10/02
	0.35% in excess of $500 million and up to $1 billion amended rate 0.32% in excess of $1 billion and up to $1.5 billion 12/01/04 0.29% in excess of $1.5 billion and up to $3 billion
	0.28% in excess of $3 billion and up to $6 billion
	0.27% in excess of $6 billion


Columbia Masters Global Equity Portfolio        0.00%         02/15/06

Columbia Masters Heritage Portfolio             0.00%         02/15/06

Columbia Masters International Equity Portfolio 0.00%         02/15/06

Columbia Mid Cap Index Fund                     0.10%         03/30/00
                                                              amended rate
                                                              11/01/03
Columbia Mid Cap Value Fund
	0.65% up to $500 million                              11/19/01
	0.60% in excess of $500 million and up to $1 billion amended rate 0.55% in excess of $1 billion and up to $1.5 billion 12/01/04 0.50% in excess of $1.5 billion

Columbia North Carolina Intermediate Municipal Bond Fund
	0.40% up to $500 million                              05/10/02
	0.35% in excess of $500 million and up to $1 billion amended rate 0.32% in excess of $1 billion and up to $1.5 billion 12/01/04 0.29% in excess of $1.5 billion and up to $3 billion
	0.28% in excess of $3 billion and up to $6 billion
	0.27% in excess of $6 billion

Columbia Short Term Bond Fund                    0.30%        05/10/02

Columbia Short Term Municipal Bond Fund
	0.30% up to $500 million                              05/10/02
	0.25% in excess of $500 million                       amended rate
                                                              12/01/04


Columbia Small Cap Growth Fund II
	0.70% up to $500 million                              02/28/08 4
	0.65% up to $1 billion
	0.60% in excess of $1 billion

Columbia Small Cap Index Fund                    0.10%        05/10/02
                                                              amended rate
                                                              11/01/03

Columbia Small Cap Value Fund II
	0.70% up to $500 million                              04/30/02
	0.65% in excess of $500 million and up to $1 billion  amended rate
	0.60% in excess of $1 billion                         12/01/04

Columbia South Carolina Intermediate Municipal Bond Fund
	0.40% up to $500 million                              05/10/02
	0.35% in excess of $500 million and up to $1 billion amended rate 0.32% in excess of $1 billion and up to $1.5 billion 12/01/04 0.29% in excess of $1.5 billion and up to $3 billion
	0.28% in excess of $3 billion and up to $6 billion
	0.27% in excess of $6 billion

Columbia Total Return Bond Fund
	0.40% up to $500 million                              05/10/02
	0.35% in excess of $500 million and up to $1 billion amended rate 0.32% in excess of $1 billion and up to $1.5 billion 12/01/04 0.29% in excess of $1.5 billion and up to $3 billion
	0.28% in excess of $3 billion and up to $6 billion
	0.27% in excess of $6 billion

Columbia Virginia Intermediate Municipal Bond Fund
	0.40% up to $500 million                              05/10/02
	0.35% in excess of $500 million and up to $1 billion amended rate 0.32% in excess of $1 billion and up to $1.5 billion 12/01/04 0.29% in excess of $1.5 billion and up to $3 billion
	0.28% in excess of $3 billion and up to $6 billion
	0.27% in excess of $6 billion


(Remainder of Page Intentionally Left Blank.)




__________________________
1 Columbia High Income Fund (the "Fund") converted from a feeder fund in a master/feeder structure to a standalone fund effective on 2/28/08.
In this prior master/feeder structure, the fee rate of the corresponding master fund, Columbia High Income Master Portoflio, was effective 02/14/00 with an amended fee rate effective on 12/01/04. Such amended fee rate is the same as the Fund's current fee rate.

2 Columbia Large Cap Core Fund (the "Fund") converted from a feeder fund in a master/feeder structure to a standalone fund effective on 2/28/08. In this prior master/feeder structure, the fee rate of the corresponding master fund, Columbia Large Cap Core Master Portfolio, was effective 05/10/02 with an amended fee rate effective on 12/01/04. Such amended fee rate is the same as the Fund's current fee rate.

3 Columbia Marsico Focused Equities Fund (the "Fund") converted from a feeder fund in a master/feeder structure to a standalone fund effective on 2/28/08. In this prior master/feeder structure, the fee rate of the corresponding master fund, Columbia Marsico Focused Equities Master Portfolio, was effective 08/19/99 with an amended fee rate effective on 12/01/04. Such amended fee rate is the same as the Fund's current fee rate.

4 Columbia Small Cap Growth Fund II (the "Fund") converted from a feeder fund in a master/feeder structure to a standalone fund effective on 2/28/08. In this prior master/feeder structure, the fee rate of the corresponding master fund, Columbia Small Cap Growth Master Portfolio, was effective 08/01/03 with an amended fee rate effective on 12/01/04. Such amended fee rate is the same as the Fund's current fee rate.

Fund                                        Effective
                                               Date
Columbia California Tax-Exempt Reserves     05/10/02
                                            amended rate
                                            01/01/08

Columbia Cash Reserves                      05/10/02
                                            amended rate
                                            01/01/08

Columbia Connecticut Municipal Reserves     11/18/05
                                            amended rate
                                            01/01/08

Columbia Government Reserves                05/10/02
                                            amended rate
                                            01/01/08

Columbia Massachusetts Municipal Reserves   11/18/05
                                            amended rate
                                            01/01/08

Columbia Money Market Reserves              05/10/02
                                            amended rate
                                            01/01/08

Columbia Municipal Reserves                 05/10/02
                                            amended rate
                                            01/01/08

Columbia New York Tax-Exempt Reserves       02/15/02
                                            amended rate
                                            01/01/08

Columbia Tax-Exempt Reserves                05/10/02
                                            amended rate
                                            01/01/08

Columbia Treasury Reserves                  05/10/02
                                            amended rate
                                            01/01/08


Columbia Government Plus Reserves           11/18/05
                                            amended rate

Columbia Prime Reserves                     11/18/05
                                            amended rate
                                            01/01/08

             Rate of Compensation
            $0 to $125    Next $50    Next $50     Over $225
            billion of    billion of  billion of   billion of
              Assets        Assets      Assets      Assets

Columbia MA Muni Reserves
              0.15%         0.15%        0.13%      0.08%


Columbia Govt Plus Reserves
              0.18%         0.18%        0.13%      0.08%

  For purposes of determining the breakpoint level, "Assets" are the sum of the assets of Columbia California Tax-Exempt Reserves, Columbia Cash Reserves, Columbia Connecticut Municipal Reserves, Columbia Government Reserves, Columbia Massachusetts Municipal
Reserves, Columbia Money Market Reserves, Columbia Municipal Reserves, Columbia New York Tax-Exempt Reserves, Columbia Tax-Exempt Reserves, Columbia Treasury Reserves, Columbia Government Plus Reserves and Columbia Prime Reserves and each of the following Excelsior Funds:
Government Money Fund, Money Fund, and Treasury Money Fund, each a series of Excelsior Funds, Inc., and New York Tax-Exempt Money Fund and Tax-Exempt Money Fund, each a series of Excelsior Tax-Exempt Funds, Inc.



Current as of the 28th day of February, 2008.

	COLUMBIA FUNDS SERIES TRUST
	on behalf of the Funds listed above

	By:  /s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

	COLUMBIA MANAGEMENT ADVISORS, LLC

	By:  /s/ Christopher L. Wilson
Name:	Christopher L. Wilson
Title:	Managing Director